                                                                   Page 11 of 11

                                                                       EXHIBIT 4

Wednesday, March 08, 2006, 1 1:05 AM ET

CRUSADER CAPITAL INTENDS TO REQUEST A SPECIAL SHAREHOLDER'S MEETING FOR THE
ELECTION OF SHAREHOLDER-NOMINATED DIRECTORS AT CONSUMER DIRECT OF AMERICA

NEW YORK -- March 8, 2006 -- Crusader Capital, LLC ("Crusader" or the "Company")
announced today that the Company, Crusader Capital Partners I, LLC, Crusader
Capital Partners II, LLC, and the Westlea Trust (collectively, the "Crusader
Group") intend to call a special shareholder's meeting of Consumer Direct of
America (Ticker:CSUA) for the purpose of voting to remove one or more existing directors and submitting one or more nominees for election as directors. The
Crusader Group believes that having shareholder-nominated directors on boards of directors is a major positive in general and will prove to be particularly important at CSUA. The Crusader Group notes that it is not aware of any shareholder- nominated directors on the board of CSUA at this time.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS
RELATED TO THE SOLICITATION OF PROXIES BY THE CRUSADER GROUP FROM THE
STOCKHOLDERS WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN
IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY
SUCH PROXY SOLICITATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND
A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF CONSUMER DIRECT OF AMERICA AND
WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSIONS
WEBSITE AT HTTP:/IWWW.SEC.GOV

Crusader Capital, LLC is a New York State registered investment advisor and, through its affiliate, Crusader Securities, is also a boutique investment bank
(member NASD) with offices in New York and Los Angeles. Through its extensive relationships with institutional and private investors, the Company provides its public and private clients access to attractive sources of capital through both private placements and public offerings. The Company also offers traditional investment banking advisory services including merger and acquisition advice.
The Company's goal is to build enduring, long-term client relationships by providing professional, independent and strategically advantageous advice.

     For more information, please contact Blair A. West at 212-472-6200 or visit the Company's website at www.crusader.com.

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Source: Crusader Capital, LLC

End